                                  EXHIBIT 11
                                  ----------

                         PIMCO Advisors Holdings L.P.
                   Computation of Basic Net Income Per Unit
                                  (Unaudited)


                                                  For The Three   For The Three
                                                   Months Ended    Months Ended
                                                  June 30, 1999   June 30, 1998
                                                  -------------   -------------
                                                          (In thousands,
                                                    except per unit amounts)
Net income                                           $23,078         $19,374
Less net income applicable to the General Partner         (2)             (2)
                                                     -------         -------
Net income available to the Limited Partners         $23,076         $19,372
                                                     =======         =======

Weighted average number of units outstanding          48,976          46,430

Basic net income per unit                            $  0.47         $  0.42
                                                     =======         =======


                   Computation of Diluted Net Income Per Unit
                                  (Unaudited)

                                                    For The Three  For The Three
                                                    Months Ended   Months Ended
                                                    June 30, 1999  June 30, 1998
                                                    -------------  -------------
                                                           (In thousands,
                                                      except per unit amounts)
Net income                                             $23,078       $19,374
Effect on the recognized equity in earnings of the
 operating partnership resulting from the dilution
 of earnings per unit at the operating partnership      (1,138)       (1,118)
                                                       -------       -------
Net income after effect of dilution                     21,940        18,256
Less net income applicable to the General Partner           (2)           (2)
                                                       -------       -------
Diluted net income available to the Limited Partners   $21,938       $18,254
                                                       =======       =======

Weighted average number of units outstanding            48,976        46,430

Diluted net income per unit                            $  0.45       $  0.39
                                                       =======       =======

                                   EXHIBIT 11
                                   ----------

                          PIMCO Advisors Holdings L.P.
                    Computation of Basic Net Income Per Unit
                                  (Unaudited)

                                                    For The Six    For The Six
                                                    Months Ended   Months Ended
                                                   June 30, 1999   June 30, 1998
                                                   -------------   -------------
                                                          (In thousands,
                                                     except per unit amounts)
Net income                                             $33,773        $35,899
Less net income applicable to the General Partner           (3)            (4)
                                                       -------        -------
Net income available to the Limited Partners           $33,770        $35,895
                                                       =======        =======

Weighted average number of units outstanding            48,842         46,182

Basic net income per unit                              $  0.69        $  0.78
                                                       =======        =======


                   Computation of Diluted Net Income Per Unit
                                  (Unaudited)

                                                     For The Six   For The Six
                                                     Months Ended  Months Ended
                                                    June 30, 1999  June 30, 1998
                                                    -------------  -------------
                                                           (In thousands,
                                                      except per unit amounts)
Net income                                              $33,773       $35,899
Effect on the recognized equity in earnings of the
 operating partnership resulting from the dilution
 of earnings per unit at the operating partnership       (1,773)       (2,250)
                                                        -------       -------
Net income after effect of dilution                      32,000        33,649
Less net income applicable to the General Partner            (3)           (4)
                                                        -------       -------
Diluted net income available to the Limited Partners    $31,997       $33,645
                                                        =======       =======

Weighted average number of units outstanding             48,842        46,182

Diluted net income per unit                             $  0.66       $  0.73
                                                        =======       =======

                                                                      EXHIBIT 11
                                                                     (continued)

                              PIMCO ADVISORS L.P.
                       COMPUTATION OF NET INCOME PER UNIT
                                  (Unaudited)


     The weighted average number of units used to compute basic and diluted net income per unit was as follows:

                                                    For The Three Months Ended
                                                     June 30          June 30
                                                      1999             1998
                                                    ---------        ---------
                                                           (in thousands)
Basic
General Partner and Class A Limited Partner Units    111,779          108,395

Diluted
General Partner and Class A Limited Partner Units    116,646          113,756


                                                    For The Six Months Ended
                                                     June 30         June 30
                                                      1999            1998
                                                    ---------       ---------
                                                          (in thousands)
Basic
General Partner and Class A Limited Partner Units    111,402         107,825

Diluted
General Partner and Class A Limited Partner Units    116,326         113,625